                                                                    Exhibit 99.4








                          [FORM OF] APPENDIX A TO THE
                            ADMINISTRATION AGREEMENT





                              DEFINITIONS AND USAGE

                                      USAGE

         The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

         (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

         (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

         (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

         (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

         (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                                   DEFINITIONS

         "ACT" has the meaning specified in Section 11.03(a) of the Indenture.

         "ADDITIONAL FUNDINGS" means any expenditure of the Net Principal Cash Flow Amount used to purchase Serial Loans pursuant to Section 2(d)(i) of the Administration Agreement.

         "ADDITIONAL GUARANTOR" means a Federal Guarantor (other than the Initial Guarantors) of a Trust Loan (other than an Initial Trust Loan) which has entered into a guarantee agreement with the Eligible Lender Trustee.

         "ADJUSTED STUDENT LOAN RATE" means, with respect to any Quarterly Interest Period, the interest rate equal to the product of (a) the quotient obtained by dividing (i) 365 (366 in the case of a leap year) by (ii) the actual number of days elapsed in such Quarterly Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to the Expected Interest Collections for such Quarterly Interest Period, less the sum of the Servicing Fee and the Administration Fee with respect to such Quarterly Interest Period and (ii) the denominator of which is the sum of (x) the aggregate principal amount of the Notes and (y) the Certificate Balance of the Certificates, each as of the last day of such Quarterly Interest Period.

         "ADMINISTRATION AGREEMENT" means the Administration Agreement dated as
of         1, 1999, among the Issuer, the Administrator and the Indenture
Trustee.

         "ADMINISTRATION FEE" means, with respect to each Monthly Payment Date,
an amount equal to $              .

         "ADMINISTRATOR" means Nellie Mae Education Loan Corporation, a Delaware corporation, in its capacity as administrator of the Issuer and the Trust Loans.

         "ADMINISTRATOR DEFAULT" shall have the meaning set forth in Section 12 of the Administration Agreement.

         "ADMINISTRATOR'S CERTIFICATE" means an Officers' Certificate of the Administrator delivered pursuant to Section 2(g) of the Administration Agreement, substantially in the form of Exhibit B thereto.

         "AFFILIATE" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ASSIGNMENT" means a duly executed assignment delivered pursuant to
Section 3.02 of the Loan Sale Agreement in the form set forth in Exhibit F to such Agreement.

         "AUTHORIZED OFFICER" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Seller, the Master Servicer and the Administrator, any officer of the Seller, the Master Servicer or the Administrator, respectively, who is authorized to act for the Seller, the Master Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Seller, the Master Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller, the Master Servicer and the Administrator, respectively, to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         "AVAILABLE FUNDS" means, with respect to a Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) through (v) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period; PROVIDED, HOWEVER, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in Sections 2(d)(iii)(A),(B),(C) and (D) of the Administration Agreement, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Trust Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (C) any expenditure of the Net Principal Cash Flow Amount used to purchase Serial Loans during the related Collection Period; and (D) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

         "BASIC DOCUMENTS" means the Trust Agreement, the Indenture, the Loan Sale Agreement, the Master Servicing Agreement, the Administration Agreement, the Note Depository Agreement, the Certificate Depository Agreement, the Guarantee Agreements and other documents and certificates delivered in connection with any thereof.

         "BOOK-ENTRY CERTIFICATE" means a beneficial interest in the Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section ____ of the Trust Agreement.

         "BOOK-ENTRY NOTE" means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

         "BORROWER" means an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act and the policies and procedures of a Guarantor.

         "BORROWER ACCOUNT" means those combined loans of a Borrower with the same lender and branch, which loans are in the same status, are the same loan type and which require the same processing and billing requirements. Stafford Loans which are already in repayment and being serviced by the Master Servicer will not be merged with new Stafford Loans for the same Borrower, and each such Stafford Loan will be treated as a separate Borrower Account.

         "BORROWER NOTE" means a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor, which Borrower Note meets the criteria set forth by the Higher Education Act and the policies and procedures of the Guarantor.

         "BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions or trust companies in the States of
Illinois, New York or           or in the city in which the corporate trust
office of the Indenture Trustee is located are authorized or obligated by law, regulation or executive order to remain closed.

         "BUSINESS TRUST STATUTE" means Chapter 38 of Title 12 of the Delaware Code, 12 DEL. CODE ss. 3801 ET SEQ., as the same may be amended from time to time.

         "CAPITALIZED INTEREST AMOUNT" means for any Monthly Collection Period or other period of determination, the amount of interest that accrued on the Trust Loans during such period but was not then payable and that has been or will, pursuant to the terms of such Trust Loans, be capitalized and added to the principal balances of such loans.

         "CERTIFICATE" means a certificate evidencing the ownership interest of a Certificateholder in the Trust, substantially in the form of Exhibit A to the Trust Agreement.

         "CERTIFICATE BALANCE" equals, initially, the Initial Certificate Balance and, thereafter, equals the Initial Certificate Balance reduced by all amounts previously distributed to Certificateholders in respect of principal pursuant to Section 2(d)(iii)(F) of the Administration Agreement.

         "CERTIFICATE DEPOSITORY AGREEMENT" means the agreement with respect to
the Certificates attached to the Trust Agreement as Exhibit   .

         "CERTIFICATE FINAL DISTRIBUTION DATE" means the         20 Quarterly
Payment Date.

         "CERTIFICATE LIBOR RATE" means, with respect to any Quarterly Interest
Period, Three-Month LIBOR for the related LIBOR Reset Period plus   %.

         "CERTIFICATE OF TRUST" means the Certificate of Trust in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

         "CERTIFICATE POOL FACTOR" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the Certificate Balance of the Certificates divided by the Initial Certificate Balance of the Certificates. The Certificate Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Certificate Pool Factor will decline to reflect reductions in the Certificate Balance of the Certificates.

         "CERTIFICATE RATE" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Certificate LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period.

         "CERTIFICATE REGISTER" and "CERTIFICATE REGISTRAR" means the register mentioned and the registrar appointed pursuant to Section 3.04 of the Trust Agreement.

         "CERTIFICATEHOLDER" or "HOLDER" means a Person in whose name a Certificate is registered in the Certificate Register.

         "CERTIFICATEHOLDERS' BALANCE DISTRIBUTION AMOUNT" means, with respect to each Quarterly Payment Date on and after which the Outstanding Amount of the Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the Outstanding Amount of the Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the Noteholders on such Quarterly Payment Date) and (b) the Certificateholders' Balance Shortfall as of the close of the preceding Quarterly Payment Date; PROVIDED, HOWEVER, that the Certificateholders' Balance Distribution Amount will in no event exceed the Certificate Balance of the Certificates outstanding on such date. In addition, on the Certificate Final Distribution Date, the principal required to be distributed to the Certificateholders will include the amount required to reduce the Certificate Balance of the Certificates to zero.

         "CERTIFICATEHOLDERS' BALANCE SHORTFALL" means, as of the close of any Quarterly Payment Date on or after which the Outstanding Amount of the Notes has been paid in full, the excess of (i) the Certificateholders' Balance Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Certificateholders on such Quarterly Payment Date.

         "CERTIFICATEHOLDERS' DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the Certificateholders' Return Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Outstanding Amount of the Notes has been paid in full, the Certificateholders' Balance Distribution Amount for such Quarterly Payment Date.

         "CERTIFICATEHOLDERS' RETURN CARRYOVER" means, with respect to each Quarterly Payment Date, the amount equal to the excess, if any, of (a) the amount of interest on the Certificates that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Certificate LIBOR Rate over (b) the amount of interest on the Certificates actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, calculated based on the Certificate LIBOR Rate); PROVIDED, HOWEVER, that, on the Certificate Final Distribution Date, the Certificateholders' Return Carryover will be equal to the lesser of (i) the Certificateholders' Return Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Certificateholders on such date pursuant to Sections 2(e)(ii)(D) of the Administration Agreement and Section 8.02 the Indenture.

         "CERTIFICATEHOLDERS' RETURN DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Certificate Rate for the related Quarterly Interest Period on the Certificate Balance of the Certificates outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to Certificateholders on such Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date, and (ii) the Certificateholders' Return Shortfall for such Quarterly Payment Date; PROVIDED, HOWEVER, that the Certificateholders' Return Distribution Amount will not include any Certificateholders' Return Carryover.

         "CERTIFICATEHOLDERS' RETURN SHORTFALL" means, with respect to any Quarterly Payment Date, the excess of (i) the Certificateholders' Return Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest return actually distributed to the Certificateholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Certificate Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "CLASS A-1 NOTE" means a Class A-1 Floating Rate Asset-Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

         "CLASS A-1 NOTE FINAL MATURITY DATE" means the    20       Quarterly
Payment Date.

         "CLASS A-1 NOTE LIBOR RATE" means, with respect to any Quarterly
Interest Period, Three-Month LIBOR for the related LIBOR Reset Period plus    %.

         "CLASS A-1 NOTE POOL FACTOR" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the

Class A-1 Notes divided by the original outstanding principal amount of the Class A-1 Notes. The Class A-1 Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-1 Note Pool Factor will decline to reflect reductions in the outstanding principal amount of the Class A-1 Notes.

         "CLASS A-1 NOTE RATE" means, with respect to any Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Class A-1 Note LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period.

         "CLASS A-1 NOTEHOLDER" means the Noteholder of a Class A-1 Note.

         "CLASS A-1 NOTEHOLDERS' INTEREST BASIS CARRYOVER" means, with respect to any Quarterly Payment Date, the amount equal to the excess, if any, of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate over (b) the amount of interest on the Class A-1 Notes actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the applicable Class A-1 Note LIBOR Rate); PROVIDED, HOWEVER, that, on the Class A-1 Note Final Maturity Date, the Class A-1 Noteholders' Interest Basis Carryover will be equal to the lesser of (i) the Class A-1 Noteholders' Interest Basis Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the Class A-1 Noteholders on such date pursuant to Sections 2(e)(ii)(c) of the Administration Agreement and
Section 8.02 of the Indenture.

         "CLASS A-1 NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Class A-1 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "CLASS A-1 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-1 Notes on such date) or, in the case of first Quarterly Payment Date, on the Closing Date and (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; PROVIDED, HOWEVER, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

         "CLASS A-2 NOTE" means a Class A-2 Floating Rate Asset-Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

         "CLASS A-2 NOTE FINAL MATURITY DATE" means the              20
Quarterly Payment Date.

         "CLASS A-2 NOTE LIBOR RATE" means, with respect to any Quarterly
Interest Period, Three-Month LIBOR for the related LIBOR Reset Period plus   %.

         "CLASS A-2 NOTE POOL FACTOR" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-2 Notes divided by the original outstanding principal amount of the Class A-2 Notes. The Class A-2 Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Class A-2 Note Pool Factor will decline to reflect reductions in the outstanding principal amount of the Class A-2 Notes.

         "CLASS A-2 NOTE RATE" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Class A-2 Note LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period.

         "CLASS A-2 NOTEHOLDER" means the Noteholder of a Class A-2 Note.

         "CLASS A-2 NOTEHOLDERS' INTEREST BASIS CARRYOVER" means, with respect to any Quarterly Payment Date, the amount equal to the excess, if any, of (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate over (b) the amount of interest on the Class A-2 Notes actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the applicable the Class A-2 Note LIBOR Rate); PROVIDED, however, that, on the Class A-2 Note Final Maturity Date, the Class A-2 Noteholders' Interest Basis Carryover will be equal to the lesser of (i) the Class A-2 Noteholders' Interest Basis Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the Noteholders on such date pursuant to Sections 2(e)(ii)(c) of the Administration Agreement and Section
8.02 of the Indenture.

         "CLASS A-2 NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law at the then current Class A-2 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

         "CLASS A-2 NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-2 Notes on such date) or, in the case of the first

Quarterly Payment Date, on the Closing Date and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; PROVIDED, HOWEVER, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

         "CLEARING AGENCY" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

         "CLEARING AGENCY PARTICIPANT" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         "CLOSING DATE" means ,          1999.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

         "COLLATERAL" has the meaning specified in the Granting Clause of the Indenture.

         "COLLECTION ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

         "COLLECTION PERIOD" means, with respect to the first Quarterly Payment
Date, the period beginning on the Cutoff Date and ending on              , 1999,
and with respect to each subsequent Quarterly Payment Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" means Nellie Mae Funding, LLC, a Delaware limited liability company.

         "CONSOLIDATION LOAN" means a Trust Loan made pursuant to the Higher Education Act to consolidate the related Borrower' obligations under various federally insured student loans into a single loan.

         "CORPORATE TRUST OFFICE" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office
at the Closing Date is located at                          (telephone:         ;
facsimile:              ) or at such other address as the Indenture Trustee may
designate from time to time by notice to the Noteholders and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will provide notice of to the Noteholders, the Eligible Lender Trustee and the Seller); and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration (telephone:
(312) 407-1892; facsimile: (312) 407-1708); or at such other address as the Eligible Lender Trustee may designate by notice to the Seller or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will provide notice of to the Certificateholders, the Indenture Trustee and the Seller).

         "CUSTODIAN" means Nellie Mae Education Loan Corporation, in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

         "CUTOFF DATE" means         , 1999.

         "DEFAULT" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

         "DEFERRAL" means the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

         "DEFERRAL LOAN" means a Student Loan during a period of Deferral.

         "DEFINITIVE CERTIFICATES" has the meaning specified in Section   of
the Trust Agreement.

         "DEFINITIVE NOTES" has the meaning specified in Section 2.10 of the Indenture.

         "DELAWARE TRUST" has the meaning specified in Section 10.01 of the Trust Agreement.

         "DELAWARE TRUSTEE" has the meaning set forth in Section 10.01 of the Trust Agreement.

         "DELETED STUDENT LOAN" has the meaning specified in Section 3.02 of the Loan Sale Agreement.

         "DELIVERY" when used with respect to Trust Account Property means:

         (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof
(i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(14)) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or
(ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or nominee subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

         (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

         (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

         "DEPARTMENT" means the United States Department of Education, an agency of the federal government.

         "DEPOSITOR" means the Seller in its capacity as Depositor under the Trust Agreement.

         "DETERMINATION DATE" means, with respect to any Monthly Payment Date, the third Business Day preceding such Monthly Payment Date.

         "EDUCATIONAL INSTITUTION" means any institution of higher education that participates in the guaranteed loan programs authorized by Title IV of the Higher Education Act and which is deemed eligible by a Guarantor to participate in such Guarantor's program.

         "ELIGIBLE DEPOSIT ACCOUNT" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any State, or any domestic branch of a foreign bank having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

         "ELIGIBLE INSTITUTION" means a depository institution organized under the laws of the United States of America or any State or any domestic branch of a foreign bank, which (i) has either a long-term senior unsecured debt rating acceptable to the Rating Agencies or a short-term senior unsecured debt or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

         "ELIGIBLE INVESTMENTS" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

         (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

         (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State, or any domestic branch of a foreign bank and subject to supervision and examination by federal or state banking or depository institution authorities including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts; PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Quarterly Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

         (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

         (d) investments in money market funds which are registered under the Investment Company Act of 1940, as amended, and whose shares are registered under the Securities Act, and having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Master Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

         (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

         (f) repurchase obligations with a term not to exceed 30 days with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; PROVIDED, HOWEVER, that the collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 102% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities; and

         (g) any other investment permitted by each of the Rating Agencies as set forth in a writing delivered to the Indenture Trustee.

         "ELIGIBLE LENDER TRUSTEE" means The First National Bank of Chicago, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.01 of the Indenture.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXECUTIVE OFFICER" means, with respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

         "EXPECTED INTEREST COLLECTIONS" means, with respect to any Quarterly Interest Period, the sum of (i) the amount of interest accrued with respect to the Trust Loans for the related Student Loan Rate Accrual Period, net of accrued Monthly Rebate Fees and other amounts required by the Higher Education Act to be paid to the Department with respect to the Trust Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

         "EXPENSES" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FEDERAL GUARANTOR" means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Trust Loans, which agency, as of the Closing Date, is reinsured by the Department under the Higher Education Act for between 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 but before October 1, 1998, for 75% to 95% of default claims paid for loans disbursed on or after October 1, 1998 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

         "FITCH" means Fitch IBCA, Inc. or any successor thereto.

         "FNBC" means The First National Bank of Chicago or any successor thereto, and shall also be deemed to include any eligible lender under the Higher Education Act that agrees to be bound by the provisions of the Loan Sale Agreement pursuant to Section 4.02 thereof.

         "FORBEARANCE LOAN" means a Student Loan during a period of forbearance of loan collections pursuant to the Higher Education Act.

         "GRACE" means the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the related Borrower Note(s).

         "GRACE LOAN" means a Student Loan during a period of Grace.

         "GRANT" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "GUARANTEE AGREEMENT" means each agreement to guarantee Student Loans entered into by the Eligible Lender Trustee on behalf of the Trust with a Guarantor.

         "GUARANTEE PAYMENT" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

         "GUARANTOR" means the Initial Guarantors and any Additional Guarantors.

         "HIGHER EDUCATION ACT" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

         "INCENTIVE PROGRAM" means one of the following incentive programs currently offered by the Seller to eligible student loans borrowers including Borrowers under the Trust Loans:

         O Borrowers who make their student loan payments electronically through automatic monthly deductions from a savings or checking account may be eligible to receive a 0.25% reduction in their interest rate,

         O Borrowers who make their first 36 consecutive student loan payments on time may be eligible to receive a 1% reduction in their interest rate for the remaining term of their loan.

         O Borrowers who make their first 48 consecutive loan payments on time may be eligible either:

               O to have their final six scheduled loan payments paid by NMELC
                 or

               O to have their interest rate reduced by 2% for the remaining term of their loan.

All of the above are not applicable to each Trust Loan and they may be modified by NMELC at any time and, with the exception of the 0.25% interest rate reduction, will be applicable to Trust Loans only if and to the extent that the Trust receives payment from the Seller in an amount sufficient to offset the effective yield reductions. To the extent that the Seller makes the above benefits available to Borrowers under Trust Loans, those Borrowers may participate in the programs described above.

         "INCENTIVE TRUST LOAN" means a Trust Loan which is subject to an Incentive Program.

         "INCENTIVE INTEREST DEPOSIT" means, with respect to each Monthly Collection Period and Collection Period and each Incentive Trust Loan, the difference, if any, between the amount of interest or other amounts which would have been payable with respect to such Incentive Trust Loan during such Monthly Collection Period or Collection Period, as applicable, had no Incentive Program been in effect with respect to such Incentive Trust Loan and the amount of interest and other amounts which were payable with respect to such Incentive Trust Loan during such Monthly Collection Period or Collection Period, as applicable, after giving effect to such Incentive Program.

         "INDENTURE" means the Indenture dated as of               1, 1999,
between the Issuer and the Indenture Trustee.


         "INDENTURE TRUST ESTATE" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

         "INDENTURE TRUSTEE" means State Street Bank and Trust Company, a Massachusetts banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

         "INDEPENDENT" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         "INDEPENDENT CERTIFICATE" means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

         "INITIAL CERTIFICATE BALANCE" means $      .

         "INITIAL GUARANTORS" means the following: [list to come].

         "INITIAL POOL BALANCE" means $       .

         "INITIAL TRUST LOANS" means those Financed Student Loans conveyed to the Issuer on the Closing Date and listed on the Schedule of Student Loans on such date.

         "IN-SCHOOL LOAN" means a Student Loan during the period, excluding periods of in-school Deferral, during which a student Borrower is enrolled at an Educational Institution for at least the minimum course load required to maintain such student Borrower's eligibility to borrow under the education loan programs administered by the Guarantor.

         "INSOLVENCY EVENT" means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or
(b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         "INTEREST SUBSIDY PAYMENTS" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Trust Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

         "INVESTMENT EARNINGS" means, with respect to any Monthly Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Monthly Payment Date or Quarterly Payment Date, as applicable, pursuant to Section 2(c)(v) of the Administration Agreement.

         "ISSUER" means Nellie Mae Student Loan Trust 1999-A until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

         "ISSUER ORDER" and "ISSUER REQUEST" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Student Loan by operation of law as a result of any act or omission by the related Obligor.

         "LIQUIDATED STUDENT LOAN" means any defaulted Trust Loan liquidated by the Master Servicer or which the Master Servicer has, after using all reasonable efforts to realize upon such Trust Loan, determined to charge off.

         "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Student Loan, all proceeds of the liquidation thereof collected in respect thereof from whatever source, other than Recoveries, net of the sum of any reasonable out-of-pocket expenses incurred by the Master Servicer in connection with such liquidation and any amounts required by law to be remitted to the Borrower on such Liquidated Student Loan.

         "LOAN SALE AGREEMENT" means the Loan Sale Agreement dated as of
1, 1999, among the Issuer, FNBC, the Seller and the Eligible Lender Trustee.

         "MASTER SERVICER" means NMELC, in its capacity as Master Servicer of the Trust Loans or any permitted Successor Master Servicer.

         "MASTER SERVICER DEFAULT" means an event specified in Section 6.01 of the Master Servicing Agreement.

         "MASTER SERVICING AGREEMENT" means the Master Servicing Agreement dated
as of           1, 1999, among the Issuer, the Master Servicer, the Seller and the Eligible Lender Trustee.

         "MINIMUM PURCHASE PRICE" means, as to any Quarterly Payment Date, an amount equal to the greater of (i) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and (ii) an amount that would be sufficient to (A) reduce the Outstanding Amount of the Notes on such Quarterly Payment Date to zero, (B) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date, (C) reduce the Certificate Balance of the Certificates on such Quarterly Payment Date to zero,
(D) pay to the Certificateholders the Certificateholders' Return Distribution Amount payable on such Quarterly Payment Date, and (E) pay to the Master Servicer and the Administrator all amounts owed to them under any of the Basic Documents.

         "MONTHLY AVAILABLE FUNDS" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Master Servicer on the Trust Loans (including any Guarantee Payments received with respect to the Trust Loans); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Trust Loans; (iii) all Liquidation Proceeds from any Trust Loans which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Master Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods, in each case which have been received by the Master Servicer and remitted to the Indenture Trustee; (iv) the aggregate Purchase Amounts received for those Trust Loans repurchased by the Seller or purchased by the Master Servicer under an obligation which arose during the related Monthly Collection Period; (v) Investment Earnings for such Monthly Payment Date; and (vi) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than an Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to the application of such Monthly Available Funds on such preceding Monthly Payment Date; PROVIDED, HOWEVER, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in Section 2(d)(ii) of the Administration Agreement, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the

Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and PROVIDED, FURTHER, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Trust Loan the Purchase Amount of which has been included in the Monthly Available Funds for a prior Monthly Collection Period,
(B) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust and (C) any expenditure of the Net Principal Cash Flow Amount used to purchase Serial Loans during such Monthly Collection Period.

         "MONTHLY COLLECTION PERIOD" means, with respect to any Monthly Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

         "MONTHLY PAYMENT DATE" means the th day of each month (or, if any such date is not a Business Day, on the next succeeding Business Day) commencing
         , 1999.

         "MONTHLY REBATE FEE" means, for each calendar month and each Consolidation Loan, the fee payable to the Department equal to the product of
(x) one-twelfth, (y) 1.05% and (z) the outstanding principal balance of such Consolidation Loan plus accrued interest on such Consolidation Loan as of the last day of such month.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor thereto.

         "NET PRINCIPAL CASH FLOW AMOUNT" means, as of any date, the Principal Cash Flow Amount (calculated for the Collection Period ending in the preceding calendar month or, if no Collection Period ended in the preceding calendar month, calculated for each preceding calendar month during the current Collection Period) minus the Capitalized Interest Amount for such Collection Period or for each such preceding calendar month, as the case may be.

         "NMELC" means Nellie Mae Education Loan Corporation, a Delaware non-profit corporation.

         "NOTE" means either a Class A-1 Note or a Class A-2 Note, as the case may be.

         "NOTE DEPOSITORY AGREEMENT" means the agreement with respect to the Notes attached to the Indenture as Exhibit B.

         "NOTE LIBOR RATE" means the Class A-1 Note LIBOR Rate or the Class A-2 Note LIBOR Rate , as applicable.

         "NOTE OWNER" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Clearing Agency).

         "NOTE RATE" means the Class A-1 Note Rate or the Class A-2 Note Rate, as the case may be.

         "NOTE REGISTER" and "NOTE REGISTRAR" have the respective meanings specified in Section 2.04 of the Indenture.

         "NOTEHOLDER" means the Person in whose name a Note is registered in the Note Register.

         "NOTEHOLDERS' DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the sum of the Noteholders' Interest Distribution Amount and the Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

         "NOTEHOLDERS' INTEREST BASIS CARRYOVER" means, with respect to each Quarterly Payment Date, the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover for such Quarterly Payment Date.

         "NOTEHOLDERS' INTEREST DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the sum of (i) the Class A-1 Noteholders' Interest Distribution Amount and (ii) the Class A-2 Noteholders' Interest Distribution Amount, each for such Quarterly Payment Date; PROVIDED, HOWEVER, that the Noteholders' Interest Distribution Amount will not include any Noteholders' Interest Basis Carryover.

         "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Quarterly Payment Date, the excess of (i) the Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Noteholders on such Quarterly Payment Date.

         "NOTEHOLDERS' PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the Principal Distribution Amount for such Quarterly Payment Date plus the Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; PROVIDED, HOWEVER, that the Noteholders' Principal Distribution Amount will not exceed the Outstanding Amount of the Notes. In addition, (i) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and (ii) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

         "NOTES" means, collectively, the Class A-1 Notes and the Class A-2
Notes.

         "OBLIGOR" on a Student Loan means the borrower or co-borrowers of such Student Loan and any other Person who owes payments in respect of such Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment thereon, the Department.

         "OFFICERS' CERTIFICATE" means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Issuer, under the circumstances described in, and otherwise complying with the applicable requirements of, Section 11.01 of the Indenture, and delivered to the Indenture Trustee and (ii) in the case of the Seller, the Master Servicer or the Administrator, a certificate signed by any two Authorized Officers of the Seller, the Master Servicer or the Administrator, as appropriate.

         "OPINION OF COUNSEL" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and (ii) with respect to the Seller, the Administrator, the Master Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Master Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable.

         "OUTSTANDING" means, as of the date of determination, (a) with respect to the Certificates, all Certificates theretofore executed, authenticated and delivered under the Trust Agreement except:

         (i) Certificates therefore cancelled by the Certificate Registrar or delivered to the Certificate Registrar for cancellation; and

         (ii) Certificates in exchange for or in lien of other Certificates which have been executed, authenticated and delivered pursuant to the Trust Agreement; and

     (b) with respect to the Notes, all Notes therefore executed, authenticated and delivered under the Indenture except:

         (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

         (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (PROVIDED, HOWEVER, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

         (iii) Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

PROVIDED, HOWEVER, that in determining whether the Noteholders of the requisite percentage of the Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the

Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

         "OUTSTANDING AMOUNT" means the aggregate principal amount of all Notes Outstanding at the date of determination.

         "PARITY DATE" means the first Quarterly Payment Date on which the sum of (a) the aggregate principal amount of the Notes and (b) the Certificate Balance of the Certificates, after giving effect to all distributions on such date, is no longer in excess of the sum of (x) the Pool Balance and (y) the amount on deposit in the Reserve Account, each as of the last day of the related Collection Period.

         "PAYING AGENT" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Securities on behalf of the Issuer.

         "PERSON" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL PROPERTY" has the meaning assigned to such term as the definition of "Delivery" above.

         "PLUS LOAN" means a Student Loan designated as such that is made under the Parent Loans to Undergraduate Students Program pursuant to the Higher Education Act.

         "POOL BALANCE" means, as of the close of business on the last day of any Collection Period, the aggregate principal balances of the Trust Loans as of such day (including accrued interest thereon for the immediately preceding Collection Period to the extent such interest will be capitalized upon commencement of repayment, excluding any Purchased Student Loans and Liquidated Student Loans).

         "PREDECESSOR CERTIFICATE" means, with respect to any particular Certificate, every previous Certificate evidencing all or a portion of the same ownership interest in the Trust as that evidenced by such particular Certificate; and, for the purpose of this definition, any Certificate issued and delivered under Section __ of the Trust Agreement in lieu of a mutilated, lost, destroyed or stolen Certificate shall be deemed to evidence the same ownership interest as the mutilated, lost, destroyed or stolen Certificate.

         "PREDECESSOR NOTE" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the

Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

         "PRINCIPAL CASH FLOW AMOUNT" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period, or with respect to any other date of determination, the sum of the following amounts with respect to the period specified: (i) that portion of all collections received by the Master Servicer on the Trust Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Trust Loans); (ii) all Liquidation Proceeds attributable to the principal amount of the Trust Loans which became Liquidated Student Loans during such Collection Period, or such other specified period, in accordance with the Master Servicer's customary servicing procedures and have been received by the Master Servicer during such Collection Period, together with all Realized Losses on such Trust Loans; (iii) to the extent attributable to principal, the Purchase Amount received with respect to each Trust Loan repurchased by the Seller or purchased by the Master Servicer as a result of a breach of a representation, warranty or covenant which arose during the related Collection Period or such other specified period; and (iv) the Principal Distribution Adjustment; PROVIDED, HOWEVER, that the Principal Cash Flow Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Trust Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period.

         "PRINCIPAL DISTRIBUTION ADJUSTMENT" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on such Quarterly Payment Date to be used to make principal distributions to the Noteholders (and, after the Outstanding Amount of the Notes has been paid in full, to the Certificateholders) to account for (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Trust Loan after receipt of a final payment from a Borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Master Servicer at the direction of the Administrator in accordance with the Master Servicing Agreement or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a Borrower to capitalize interest that had been expected to be capitalized; PROVIDED, HOWEVER, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Company out of such excess.

         "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Quarterly Payment Date, the Net Principal Cash Flow Amount for such Quarterly Payment Date minus any funds remitted to the Seller during the preceding Collection Period for the Purchase Collateral Balance of Serial Loans.

         "PROCEEDING" means any suit in equity, action at law or other judicial or administrative proceeding.

         "PURCHASE AMOUNT" means, with respect to a Trust Loan other than a Serial Loan to purchased from the Issuer, the amount required, as of the close of business on the last day of a Monthly Interest Period or Quarterly Interest Period, as applicable, to prepay in full the respective Trust Loan under the terms thereof including all accrued borrower interest thereon; PROVIDED, HOWEVER, that the Purchase Amount for a Trust Loan which is being repurchased by the Seller as a result of a breach of the representation and warranty provided for in the last sentence of the first paragraph of Exhibit C to the Loan Sale Agreement will be calculated without regard to any amount which the Seller has advanced with respect to such loan and which was not reflected by the principal balance of such loan as of the Cutoff Date (or the applicable Subsequent Cutoff Date, as the case may be) after the loan was sold into the Trust.

         "PURCHASE COLLATERAL BALANCE" means, with respect to a Serial Loan to be purchased by the Issuer, an amount equal, as of the related Subsequent Cut-Off Date, to the principal balance of such loan plus accrued borrower interest thereon if and to the extent such interest is then payable and will, pursuant to the terms of such loan, be capitalized and added to the principal balance of such loan.

         "PURCHASE PREMIUM AMOUNT" means, with respect to a Serial Loan to be
purchased by the Issuer, an additional amount not to exceed   % of the principal
balance owed by the applicable Borrower thereon.

         "PURCHASED STUDENT LOAN" means a Trust Loan purchased as of the close of business on the last day of a Monthly Collection Period or Collection Period, as applicable, by the Master Servicer pursuant to Section 3.05 of the Master Servicing Agreement or repurchased by the Seller pursuant to Section 3.02 of the Loan Sale Agreement.

         "QUALIFIED SUBSTITUTE STUDENT LOAN" means a Student Loan that entitles the holder thereof to receive interest based on the same interest rate index as the related Deleted Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such Deleted Student Loan.

         "QUARTERLY PAYMENT DATE" means the Monthly Payment Date occurring in each [January, April, July and October], commencing with the Monthly Payment
Date occurring in              1999.

         "QUARTERLY INTEREST PERIOD" means, with respect to a Quarterly Payment Date, the period from and including the Quarterly Payment Date immediately preceding such Quarterly Payment Date (or in the case of the first Quarterly Payment Date, the Closing Date) to but excluding the such Quarterly Payment Date.

         "RATING AGENCY" means Fitch, Moody's or Standard & Poor's. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee and the Master Servicer.

         "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given ten days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Master Servicer, the Eligible Lender Trustee and the Indenture Trustee in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of the Class A-1 Notes, the Class A-2 Notes or the Certificates.

         "REALIZED LOSSES" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over Liquidation Proceeds to the extent allocable to principal.

         "RECORD DATE" means, with respect to a Quarterly Payment Date or a Redemption Date, the close of business on the th day of the calendar month in which such Quarterly Payment Date or Redemption Date occurs (whether or not such date is a Business Day).

         "RECOVERIES" means, with respect to any Liquidated Student Loan, all monies in respect thereof, from whatever source, that have been received by the Master Servicer and remitted to the Indenture Trustee during any Monthly Collection Period or Collection Period, as applicable, following the Monthly Collection Period or Collection Period, as applicable, in which such Financed Student Loan became a Liquidated Student Loan.

         "REDEMPTION DATE" means in the case of a payment to the Noteholders pursuant to Section 10.01 of the Indenture, the Quarterly Payment Date specified by the Administrator or the Issuer in the notice given pursuant to Section 10.02 of the Indenture.

         "REDEMPTION PRICE" means, in the case of a payment made to the Noteholders pursuant to Section 10.01(c) of the Indenture, the Outstanding Amount of the Notes and the Noteholders' Interest Distribution Amount for the Redemption Date; and in the case of a payment made to the Certificateholders under Section 8.02A of the Trust Agreement, the Certificate Balance of the Outstanding Certificates and the Certificateholders' Return Distribution Amount for the Redemption Date.

         "REPAYMENT" means the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

         "REPAYMENT LOAN" means a Student Loan during a period of Repayment.

         "RESERVE ACCOUNT" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Account.

         "RESERVE ACCOUNT EXCESS" has the meaning specified in Section 2(e)(ii) of the Administration Agreement.

         "RESERVE ACCOUNT INITIAL DEPOSIT" means $             .


         "RESPONSIBLE OFFICER" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "SCHEDULE OF TRUST LOANS" means the listing of the Trust Loans set forth in Schedule A to the Loan Sale Agreement and to the Indenture (which Schedule may be in the form of microfiche) as the same may be amended from time to time.

         "SECRETARY" means the Secretary of the Department, or any predecessor or successor to the functions thereof under the Higher Education Act.

         "SECURITIES" means, collectively, the Notes and the Certificates.

         "SECURITIES ACT" means the federal Securities Act of 1933, as amended.

         "SECURITYHOLDER" means a Noteholder or a Certificateholder or both.

         "SELLER" means NMELC, in its capacity as seller of the Trust Loans.

         "SERIAL LOAN" means a Student Loan which is made by an eligible lender under the Higher Education Act to a Borrower who is also a Borrower under at least one outstanding Initial Trust Loan and is acquired by the Trust from the Seller.

         "SERIAL LOAN PURCHASE AMOUNT" means, with respect to a Serial Loan to be purchased from the Seller by the Issuer, an amount equal to the sum of (i) the Purchase Collateral Balance and (ii) the Purchase Premium Amount; PROVIDED, HOWEVER, that the Purchase Premium Amount will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date.

         "SERVICING FEE" has the meaning specified in Section 3.06 of the Master Servicing Agreement.

         "SLS LOAN" means a Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

         "SPECIAL ALLOWANCE PAYMENTS" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

         "SPECIFIED RESERVE ACCOUNT BALANCE" with respect to any Quarterly
Payment Date means the greater of: (a)   % of the Pool Balance as of the close
of business on the last day of the related Collection Period, and (b) $        ;
PROVIDED, HOWEVER, that in no event shall the Specified Reserve Account Balance exceed the sum of the Outstanding Amount of the Notes and the Certificate Balance of the Certificates.

         "STAFFORD LOAN" means a Student Loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.

         "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "STATE" means any one of the 50 States of the United States of America, the trust territories of the United States, or the District of Columbia.

         "STUDENT LOAN" means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed in accordance with the policies and procedures of the applicable Federal Guarantor.

         "STUDENT LOAN FILES" means the documents relating to the Trust Loans specified in Section 2.01 of the Master Servicing Agreement.

         "STUDENT LOAN RATE ACCRUAL PERIOD" means, with respect to any Quarterly Interest Date, the Collection Period preceding such Quarterly Collateral Date.

         "SUBSEQUENT CUTOFF DATE" means the date of the related Assignment of any Qualified Substitute Student Loan and on or after which all distributions on such loan are the property of the Issuer.

         "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning specified in Section
3.02 of the Loan Sale Agreement.

         "SUCCESSOR MASTER SERVICER" has the meaning specified in Section 3.07(e) of the Indenture.

         "TRANSFER" means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any ownership interest in a Note or a Certificate.

         "TRANSFER AGREEMENT" has the meaning provided in Section 2.03 of the Loan Sale Agreement.

         "TRANSFER DATE" means the day fixed for the transfer of any Serial Loans by the Seller to the Issuer; PROVIDED, HOWEVER, that no Transfer Date shall occur during the period from a Determination Date to the close of the related Monthly Payment Date.

         "TREASURY REGULATIONS" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         "TRUST" means the Issuer, established pursuant to the Trust Agreement.

         "TRUST ACCOUNT PROPERTY" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit and all proceeds of the foregoing.

         "TRUST ACCOUNTS" has the meaning specified in Section 2(c) of the Administration Agreement.

         "TRUST AGREEMENT" means the Trust Agreement dated as of             ,
1999, among the Depositor, the Company and the Eligible Lender Trustee.

         "TRUST ESTATE" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Loan Sale Agreement all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Loan Sale Agreement, the Master Servicing Agreement and the Administration Agreement.

         "TRUST INDENTURE ACT" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

         "TRUST LOANS" means those Student Loans that, as of any date of determination, have been conveyed to the Issuer, consisting of the Initial Financed Student Loans as of the Closing Date and, thereafter, any Serial Loans conveyed to the Issuer from the Seller as provided in Section 2.02 of the Loan Sale Agreement and any Qualified Substitute Student Loans conveyed to the Issuer from the Seller as provided in Section 3.02 of the Loan Sale Agreement.

         "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

         "UNITED STATES PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.